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                                                                   EXHIBIT (12)


                                October 6, 1995



The PNC Fund
c/o Karen Sabath
BlackRock Financial Management, Inc.
345 Park Avenue
New York, NY  10154

The Compass Capital Group of Funds
680 E. Swedesford Road
Wayne, PA  19087

The BFM Institutional Trust Inc.
345 Park Avenue
New York, NY  10154

                 Re: Asset Purchase Agreement by and between The PNC Fund and The Compass Capital Group of Funds

                          Asset Purchase Agreement by and between The PNC Fund and The BFM Institutional Trust Inc.

Dear Sirs and Mesdames:

                 We have been asked to give our opinion, in accordance with the above Asset Purchase Agreement between The PNC Fund and The Compass Capital Group of Funds (the "Compass Agreement") and the above Asset Purchase Agreement by and between The PNC Fund and The BFM Institutional Trust Inc. (the "BIT Agreement" and together with the Compass Agreement, the "Agreements"), as to certain Federal income tax consequences of the transactions contemplated in those agreements.

Background

                 The PNC Fund ("PNC") is a Massachusetts business trust consisting of multiple investment portfolios, including the Municipal Money Market Portfolio, New Jersey Municipal Money Market Portfolio, Pennsylvania Municipal Money Market Portfolio, Money Market Portfolio, Government Money Market Portfolio, Tax-Free Income Portfolio, New Jersey Tax-Free Income Portfolio, Pennsylvania Tax-Free Income Portfolio, Value Equity Portfolio, Growth Equity Portfolio, Small Cap Value Equity Portfolio, International Equity Portfolio, Balanced Portfolio, Short-Term
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The PNC Fund
The Compass Capital Group of Funds
The BFM Institutional Trust Inc.
October 6, 1995
Page 2


Bond Portfolio, Core Fixed Income Portfolio, International Fixed Income Portfolio and Multi-Sector Mortgage Securities Portfolio III (individually, an "Acquiring Fund" and collectively, the "Acquiring Funds"). The Compass Capital Group of Funds ("Compass") is a Massachusetts business trust consisting of sixteen investment portfolios named the Municipal Money Fund, New Jersey Municipal Money Fund, Pennsylvania Municipal Money Fund, Cash Reserve Fund, U.S. Treasury Fund, Municipal Bond Fund, New Jersey Municipal Bond Fund, Pennsylvania Municipal Bond Fund, Equity Income Fund, Growth Fund, Small Company Fund, International Equity Fund, Balanced Fund, Short/Intermediate Fund, Fixed Income Fund and International Fixed Income Fund (individually, a "Compass Fund" and collectively, the "Compass Funds"). The BFM Institutional Trust Inc. ("BIT") is a Maryland corporation consisting of three operating investment portfolios named the Short Duration Portfolio, Core Fixed Income Portfolio and Multi-Sector Mortgage Securities Portfolio III (individually, a "BIT Fund" and collectively, the "BIT Funds"). Hereinafter, the Compass Funds and the BIT Funds may be referred to individually as an "Acquired Fund" or collectively as the "Acquired Funds." PNC, Compass and BIT are all open-end management investment companies registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act").

                 At the Effective Time of the Compass Transaction (as defined in the Compass Agreement), it is contemplated that each Compass Fund will transfer all of its assets and liabilities to a corresponding Acquiring Fund in exchange for shares of the Acquiring Fund. Compass will then distribute the shares of each Acquiring Fund to the shareholders of the corresponding Compass Fund in cancellation of all outstanding shares of the Compass Fund, and the existence of Compass will be terminated. Similarly, at the Effective Time of the BIT Transaction (as defined in the BIT Agreement), it is contemplated that each BIT Fund will transfer all of its assets and liabilities to a corresponding Acquiring Fund in exchange for shares of the Acquiring Fund. BIT will then distribute the shares of each Acquiring Fund to the shareholders of the corresponding BIT Fund, and the existence of BIT will be terminated. All of the above steps constitute the "Transactions." After the Transactions,
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The PNC Fund
The Compass Capital Group of Funds
The BFM Institutional Trust Inc.
October 6, 1995
Page 3


each Acquiring Fund will continue the investment operations of the corresponding Acquired Fund or Acquired Funds.

Assumptions

                 For purposes of this opinion, we have made certain assumptions. Please advise us if you are aware of any facts inconsistent with any of these assumptions:

                 First, each of the Acquired Funds and each of the pre-existing Acquiring Funds qualified as a "regulated investment company" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue Code of 1986, as amended (the "Code"), for its most recently ended fiscal year and all of the Acquired Funds and Acquiring Funds will so qualify for their current fiscal years.

                 Second, each Acquired Fund will tender for acquisition by the corresponding Acquiring Fund assets consisting of at least 90% of the fair market value of the net assets of the Acquired Fund and at least 70% of the fair market value of its gross assets immediately prior to the Transactions. For purposes of this assumption, all of the following shall be considered as assets of such Acquired Fund held immediately prior to the Transactions: (a) amounts used by the Acquired Fund to pay its expenses in connection with the transactions contemplated hereby and (b) all amounts used to make redemptions of or distributions on such Acquired Fund's shares (except for redemptions in the ordinary course of its business as required by section 22(e) of the 1940 Act pursuant to a demand for redemption by a shareholder of the Acquired Fund, and distributions of net investment income and net capital gains other than net capital gains resulting from sales of assets for the purpose of satisfying investment objectives of the Acquiring Fund, if any, that differ from the existing investment objectives of the Acquired Fund).

                 Third, each Acquired Fund will distribute to its shareholders in complete liquidation of the Acquired Fund the corresponding Acquiring Fund shares that it will receive in the Transactions as promptly as practicable and having made such distributions will take all necessary steps to terminate its existence.
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The PNC Fund
The Compass Capital Group of Funds
The BFM Institutional Trust Inc.
October 6, 1995
Page 4



                 Fourth, prior to the Transactions, each Acquired Fund will continue its historic business within the meaning of Treasury Regulations section 1.368-1(d) and will not dispose of more than fifty percent (50%) of the fair market value of its assets for the purpose of satisfying investment objectives of the corresponding Acquiring Fund, if any, that differ from the existing investment objectives of the Acquired Fund.

                 Fifth, following the Transactions, each Acquiring Fund will continue the historic business of the corresponding Acquired Fund or Acquired Funds or will use a significant portion of the Acquired Fund's or Acquired Funds' historic business assets in a business.

                 Sixth, at the time of the Transactions, the adjusted income tax basis and the fair market value of the assets to be transferred by each Acquired Fund to the corresponding Acquiring Fund will each equal or exceed the sum of the liabilities to be assumed by such Acquiring Fund or to which such transferred assets are subject.

                 Seventh, at the time of the Transactions, there will be no plan or intention by the shareholders of any Acquired Fund who own five percent (5%) or more of the Acquired Fund's stock and, to the best of the knowledge of the management of Compass or BIT, no current plan or intention on the part of the remaining shareholders of the Acquired Fund, to sell, exchange or otherwise dispose of a number of shares of the corresponding Acquiring Fund's stock to be received in the Transactions that would reduce the Acquired Fund shareholders' ownership of Acquiring Fund stock to a number of shares having a value, as of the time of the Transactions, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of the Acquired Fund immediately prior to the Transactions. For purposes of this assumption, (a) shares of the Acquired Fund surrendered by dissenters will be treated as outstanding Acquired Fund stock immediately prior to the Transactions, and (b) shares of the Acquired Fund and the Acquiring Fund held by Acquired Fund shareholders and otherwise sold, redeemed or disposed of in anticipation of the Transactions, or subsequent to the Transactions pursuant to a plan or intention that existed at the time of the Transactions, also will be taken into account.
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The PNC Fund
The Compass Capital Group of Funds
The BFM Institutional Trust Inc.
October 6, 1995
Page 5



                 Eighth, at the time of the Transactions, no Acquiring Fund will have any plan or intention to reacquire any of its shares issued in the Transactions, except in the ordinary course of business.

                 Ninth, at the time of the Transactions, no Acquiring Fund will have any plan or intention to sell or otherwise to dispose of any of the assets of the corresponding Acquired Fund acquired in the Transactions, except for dispositions made in the ordinary course of business.

                 Tenth, there is and will be no intercorporate indebtedness between any Acquiring Fund and its corresponding Acquired Fund or Acquired Funds that was issued, acquired or will be settled at a discount.

                 Eleventh, no Acquiring Fund owns or will own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of the corresponding Acquired Fund or Acquired Funds.

                 Twelfth, no Acquired Fund is or will be under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in any Federal or State court.

                 Thirteenth, the liabilities of each Acquired Fund that will be assumed by the corresponding Acquiring Fund and the liabilities, if any, to which the transferred assets will be subject were incurred by the Acquired Fund in the ordinary course of its business.

                 Fourteenth, the Transactions will be accomplished for the purposes set forth in the Combined Proxy Statement/Prospectus (the "Proxy Statement"), a draft of which is part of the Registration Statement (the "Registration Statement") being filed this day with the SEC.

                 Fifteenth, the Agreements substantially in the form included as exhibits in the Proxy Statement will be duly authorized by the parties and approved by the shareholders of
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The PNC Fund
The Compass Capital Group of Funds
The BFM Institutional Trust Inc.
October 6, 1995
Page 6


each Acquired Fund, and the appropriate documents will be filed with the appropriate government agencies.

Conclusions

                 Based upon the Code, applicable Treasury Department regulations in effect as of the date hereof, current published administrative positions of the Internal Revenue Service contained in revenue rulings and procedures, and judicial decisions, and upon the information, representations and assumptions contained herein and in the documents provided to us by you (including the Proxy Statement and the Agreements), it is our opinion for Federal income tax purposes that:

                 (i) the transfer by each Acquired Fund of all of its assets and liabilities to the corresponding Acquiring Fund in exchange for shares of the corresponding Acquiring Fund, and the distribution of said shares to the shareholders of the Acquired Fund, as provided in the Agreements, will constitute a reorganization within the meaning of section 368(a)(1)(C), 368(a)(1)(D) or 368(a)(1)(F) of the Code;

                 (ii) in accordance with sections 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by any Acquired Fund as a result of the Transactions;

                 (iii) in accordance with section 1032(a) of the Code, no gain or loss will be recognized by any Acquiring Fund as a result of the Transactions;

                 (iv) in accordance with section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of any Acquired Fund on the distribution to them by the Acquired Fund of shares of the corresponding Acquiring Fund in exchange for their shares of the Acquired Fund;

                 (v) in accordance with section 358(a)(1) of the Code, the aggregate basis of the Acquiring Fund shares received by each shareholder of an Acquired Fund will be the same as the aggregate basis of the shareholder's Acquired Fund shares exchanged therefor in the Transactions;
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The PNC Fund
The Compass Capital Group of Funds
The BFM Institutional Trust Inc.
October 6, 1995
Page 7


                 (vi) in accordance with section 362(b) of the Code, the basis of the assets received by each Acquiring Fund in the Transactions will be the same as the basis of such assets in the hands of the corresponding Acquired Fund immediately before the Transactions;

                 (vii) in accordance with section 1223(1) of the Code, a shareholder's holding period for Acquiring Fund shares will be determined by including the period for which the shareholder held the shares of the Acquired Fund exchanged therefor, provided that the shareholder held such shares of the Acquired Fund as a capital asset;

                 (viii) in accordance with section 1223(2) of the Code, the holding period of each Acquiring Fund with respect to the assets acquired in the Transactions will include the period for which such assets were held by the corresponding Acquired Fund; and

                 (ix) in accordance with section 381(a) of the Code, each Acquiring Fund will succeed to the tax attributes of the corresponding Acquired Fund described in section 381(c) of the Code.

                 We express no opinion relating to any Federal income tax matter except on the basis of the documents and assumptions described above. In issuing our opinion, we have relied solely upon existing provisions of the Code, existing and proposed regulations thereunder, and current administrative positions and judicial decisions. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Any such change could affect the validity of the opinion set forth above.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Information Relating to the Proposed Transactions -- Federal Income Tax Consequences" in the Proxy Statement. This does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to such references to our firm we have not certified any part of the Registration
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The PNC Fund
The Compass Capital Group of Funds
The BFM Institutional Trust Inc.
October 6, 1995
Page 8


Statement and do not otherwise come within the categories of persons whose consent is required under section 7 or under the rules and regulations of the SEC issued thereunder.

                                                   Very truly yours,


                                                   /s/ DRINKER BIDDLE & REATH

                                                   DRINKER BIDDLE & REATH